EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Fourth Quarter 2013 Results
Operations Generate $2.9 million of Cash; and
 ExcelV Revenue Continues to Expand

BRISBANE, Calif., February 11, 2014 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2013.

Key highlights for the fourth quarter of 2013 were as follows:

•	Revenue was $22.2 million and gross margin improved to 59% − reflecting the realization of cost reductions and improved margin contribution from our recently launched products.
•
Net loss was $278,000, or $0.02 per diluted share, which included the previously announced non-recurring consulting services charge of $800,000 and non-cash stock-based compensation, amortization and depreciation charges of $1.1 million.

•	Cash generated by operations was $2.9 million. As of December 31, 2013, we had $83.1 million in cash and investments following the $10 million of cash used for stock repurchases in 2013.
•
We received FDA 510(k) clearance for our new hair removal product and we completed a FDA 510(k) submission with clinical data for our picosecond product for the treatment of benign pigmented lesions and tattoo removal.

Kevin Connors, President and CEO of Cutera stated, “During the fourth quarter, we were pleased with the growth in our US business, many of our Asia Pacific distributors, and our European operations.  Demand for our premier vascular product, ExcelV, was particularly strong, surpassing our flagship Xeo system for the first time.  The success of ExcelV reflects our customers’ satisfaction with the impressive clinical capabilities, broad treatment options and overall system innovation. We believe that our recently implemented product sales specialist structure provides a beneficial focus on specific products and has been instrumental to drive ExcelV volume.

“Excluding the decline in our Podiatry business, our US revenue grew in the fourth quarter of 2013 by 23%.  We believe that our market is healthy and we are focused on improving our market share.  As such, we are actively expanding our North American sales team to better represent our expanding portfolio of products.

“Our product development efforts remain on schedule to debut our new products, subject to regulatory approvals, at the American Academy of Dermatology meeting in March.  We believe that continued product innovation will further enhance our product portfolio and will assist in our growth strategy.”

We repurchased 264,000 shares of common stock during the fourth quarter for $2.4 million. We also repurchased $7.6 million in the third quarter of 2013, for a total repurchase of 1,060,000 shares of common stock for $10.0 million in 2013.

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on February 11, 2014. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on February 25, 2014.  In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to increase revenue, improve cash generation from operations, improve gross and net operating margins, develop and commercialize existing and new products and applications, ability to leverage the specialist model to other products, expected launch date of planned new products, experience market adoption for its products, realize benefits from additional investment, expand its sales force  and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 4, 2013. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the fourth quarter ended December 31, 2013, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2013	2013	2012
Assets
Current assets:
Cash and cash equivalents	$16,242	$15,160	$23,546
Marketable investments	66,831	67,121	62,026
Accounts receivable, net	9,679	7,494	8,841
Inventories	9,006	10,421	11,114
Deferred tax asset	31	38	40
Other current assets and prepaid expenses	1,507	1,583	1,439
Total current assets	103,296	101,817	107,006

Property and equipment, net	1,362	1,461	933
Deferred tax asset, net of current portion	329	503	553
Intangibles, net	2,019	2,044	2,566
Goodwill	1,339	1,339	1,339
Other long-term assets	324	348	397
Total assets	$108,669	$107,512	$112,794

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,820	$2,100	$2,107
Accrued liabilities	9,328	7,784	9,493
Deferred revenue	7,494	7,195	6,618
Total current liabilities	18,642	17,079	18,218

Deferred revenue, net of current portion	4,340	3,395	2,102
Income tax liability	108	69	412
Other long-term liabilities	1,314	1,353	1,288
Total liabilities	24,404	21,896	22,020

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	98,820	99,899	100,552
Accumulated deficit	(14,620)	(14,342)	(9,873)
Accumulated other comprehensive income	51	45	81
Total stockholders' equity	84,265	85,616	90,774
Total liabilities and stockholders' equity	$108,669	$107,512	$112,794

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Net revenue	$22,239	$16,828	$22,533
Cost of revenue	9,202	7,651	9,790
Gross profit	13,037	9,177	12,743

Operating expenses:
Sales and marketing	7,804	6,554	7,101
Research and development	2,438	2,440	2,122
General and administrative	3,135	2,160	2,452
Total operating expenses	13,377	11,154	11,675
Income (loss) from operations	(340)	(1,977)	1,068
Interest and other income, net	105	140	105
Income (loss) before income taxes	(235)	(1,837)	1,173
Provision (benefit) for income taxes	43	(169)	96
Net income (loss)	$(278)	$(1,668)	$1,077

Net income (loss) per share:
Basic	$(0.02)	$(0.11)	$0.08

Diluted	$(0.02)	$(0.11)	$0.08

Weighted-average number of shares used in per share calculations:
Basic	14,016	14,541	14,173

Diluted	14,016	14,541	14,272

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Cash flows from operating activities:
Net income (loss)	$(278)	$(1,668)	$1,077
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	740	748	826
Tax benefit from stock-based compensation	—	—	6
Excess tax benefit related to stock-based compensation	—	—	(6)
Depreciation and amortization	331	327	420
Other	200	(7)	26
Changes in assets and liabilities:
Accounts receivable	(2,204)	48	(992)
Inventories	1,415	97	1,363
Other current assets and prepaid expenses	133	(30)	142
Other long-term assets	24	-	120
Accounts payable	(280)	(330)	(190)
Accrued liabilities	1,506	75	(14)
Other long-term liabilities	(1)	8	(38)
Deferred revenue	1,244	753	1,010
Income tax liability	39	(256)	(59)
Net cash provided by (used in) operating activities	2,869	(235)	3,691

Cash flows from investing activities:
Acquisition of property, equipment and software	(115)	(276)	(158)
Disposal of property and equipment	63	—	—
Acquisition of intangible	(155)	—	—
Proceeds from sales of marketable investments	3,470	7,133	5,203
Proceeds from maturities of marketable investments	9,715	10,115	8,564
Purchase of marketable investments	(12,946)	(6,658)	(18,949)
Net cash provided by (used in) investing activities	32	10,314	(5,340)

Cash flows from financing activities:
Repurchases of common stock	(2,407)	(7,623)	—
Proceeds from exercise of stock options and employee stock purchase plan	588	819	855
Excess tax benefit related to stock-based compensation	—	—	6
Net cash provided by (used in) financing activities	(1,819)	(6,804)	861

Net increase (decrease) in cash and cash equivalents	1,082	3,275	(788)
Cash and cash equivalents at beginning of period	15,160	11,885	24,334
Cash and cash equivalents at end of period	$16,242	$15,160	$23,546

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended			% Change
	Q4	Q3	Q4	Q4 '13 Vs.	Q4 '13 Vs
	2013	2013	2012	Q3 '13	Q4 '12
Revenue By Geography:
United States	$10,338	$7,001	$10,008	+48%	+3%
International	11,901	9,827	12,525	+21%	-5%
	$22,239	$16,828	$22,533	+32%	-1%
International as a percentage of total revenue	54%	58%	56%
Revenue By Product Category:
Products and upgrades	$15,703	$10,440	$15,326	+50%	+2%
Service	4,390	4,348	4,614	+1%	-5%
Titan and truSculpt hand piece refills	1,044	927	1,235	+13%	-15%
Dermal fillers and cosmeceuticals	1,102	1,113	1,358	-1%	-19%
	$22,239	$16,828	$22,533	+32%	-1%

	Three Months Ended
	Q4	Q3	Q4
	2013	2013	2012
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$154	$159	$178
Sales and marketing	165	182	181
Research and development	104	103	95
General and administrative	317	304	372
	$740	$748	$826